EXHIBIT 10.9

TRANSITION AGREEMENT

This TRANSITION AGREEMENT (the “Agreement”) is made effective the 26th day of March, 2008, among APOTHECARYRX, LLC, an Oklahoma limited liability company (the “Buyer”), PENDERGRAFT DRUGS, INC., an Oklahoma corporation (the “Company”) and GARY NICHOLS, an individual (“Nichols” and together with the Company, the “Seller”).

WHEREAS, pursuant to the Pharmacy Purchase Agreement dated effective March 24, 2008, (the “Purchase Agreement”) between the Buyer and the Seller, the Buyer purchased the Seller’s pharmacy business in Oklahoma City, Oklahoma, known as “Professional Discount Pharmacy” (the “Business”) effective on the date hereof; and

WHEREAS, the Seller and the Buyer desire to foster a smooth transition of the Business from the Seller to the Buyer and, in the interests of facilitating such transition, the Buyer desires to use the Seller’s Licenses (as hereinafter defined) to operate the Business for a short period of time after the Closing Date, and the Seller is willing to allow the Buyer to use the Seller’s Licenses to operate the Business for a short period of time after the Closing Date, pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, and in consideration of the execution and performance of the Purchase Agreement, the parties hereto agree as follows:

1.             Definitions.  Capitalized terms used and not defined herein shall have the meanings set forth in the Purchase Agreement.

2.             Transition Services.  Commencing at the Time of Transfer and continuing until the termination of this Agreement, the Buyer shall be entitled to utilize, in connection with its operation of the Business and in strict accordance with the terms of this Agreement, the following permits, licenses, registrations or certifications of the Seller related to the Business (collectively, the “Licenses”):

2.1.                              Oklahoma Pharmacy License;

2.2.                              Oklahoma Narcotics Registration;

2.3.                              Drug Enforcement Agency Registration;

2.4.                              National Council for Prescription Drug Programs Provider Number; and

2.5.                              Credit Card Services.

To effect the foregoing authorization, on the Closing Date, the Seller will execute the Limited Power of Attorney in the form attached at Exhibit “A” authorizing the Buyer to act on the Seller’s behalf in connection with the Licenses, and other documents, if any, as may be required or requested by a government agency, including, without limitation, powers of attorney.  In addition, during the term of this Agreement, the Seller agrees to keep open the bank accounts used for payments from insurance companies, Medicare, Medicaid and credit card services (whether one or more, the “Accounts”) and furnish to the Buyer all information regarding the Accounts and payments by third parties to the Accounts so that the Buyer may perform the accounting described in paragraph 5 below.

3.             Termination of Right to Use Licenses.  The Buyer’s right to use the Licenses will terminate upon the written notice of either party upon the earlier of:  (a) the issuance to the Buyer of the same types of permits, licenses, registrations or certifications as the Licenses (the “Required Licenses”); or (b) sixty (60) days from the Closing Date; provided, in the event that the Buyer has not obtained the Required Licenses within the required time period, the term of this Agreement and the Power of Attorney will be extended by twenty (20) days if (i) the Buyer has not breached and is not in default of the terms of this Agreement, the Purchase Agreement or any document executed in connection therewith, and (ii) the Buyer is actively seeking and using best efforts to obtain the Required Licenses as promptly as possible.

4.             Will Call Prescriptions.  The company performing the Inventory will account for all orders at the Business for prescriptions placed but not paid for prior to the Time of Transfer (“Will Call Prescriptions”) and determine the cash amount owed by customers for Will Call Prescriptions (the “Will Call Receivables”).  On the Closing Date, the Buyer will pay the Seller the amount of the Will Call Receivables.  All Will Call Receivables will be the property of the Buyer.  All other receivables from third parties in connection with the Will Call Prescriptions will be the property of the Seller subject to paragraph 5 of this Agreement.

5.             Third Party Receivables.  All accounts receivable generated prior to the Time of Transfer other than the Will Call Receivables (the “Seller Receivables”), will be the property of the Seller.  The Buyer will collect the Seller Receivables on behalf of the Seller and furnish an accounting of all Seller Receivables (reconciled to the transaction generating such Seller Receivables) to the Seller on a monthly basis.  The Buyer will pay the Seller all collected Seller Receivables on a weekly basis.  The Buyer will conduct the foregoing collection, accounting and reconciliation at the Buyer’s expense.  All accounts receivable generated after the Time of Transfer will be the property of the Buyer and the Seller agrees to promptly deliver to the Buyer any such receivables delivered to the Seller.  It is anticipated that all mail addressed to the Seller will be forwarded to the Buyer and that for the first thirty (30) days after the Closing Date, the Buyer will simply forward to the Seller all checks received as payment of the Seller Receivables on a weekly basis.

6.             Consulting.  During the term of this Agreement, Nichols agrees to provide information reasonably requested by the Buyer regarding the Seller’s and the Business’s operations, arrangements, policies and similar matters, regardless of whether Nichols is employed by the Buyer or the Buyer’s agents or affiliates.

7.             Indemnification.  The Buyer shall indemnify and hold harmless the Seller and the Seller’s partners, employees, agents and affiliated entities (the “Indemnified Parties”) for any loss, damage, claim, liability, debt, obligation or expense (including reasonable legal fees and expenses of litigation), whether or not actually incurred or paid that the Indemnified Parties may suffer, sustain or become subject to, as a result of:  (a) any actions or omissions of the Buyer or any employees, agents, representatives or other personnel of the Buyer related to the Business

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and the Licenses occurring after the Closing Date; or (b) the parties entering into this Agreement or the Buyer’s use of the Licenses.

8.             Entire Agreement.  This Agreement, the Purchase Agreement and the documents executed in connection therewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior communications, representations, agreements and understandings between the parties hereto, whether oral or written.

9.             Assignment.  This Agreement, and all rights and obligations hereunder, shall not be assignable by any party in whole or in part.

10.           Amendment.  This Agreement may be amended only by written agreement duly executed by representatives of both parties hereto.

11.           Applicable Law.  This Agreement shall be construed in accordance with the laws of the state of Oklahoma, disregarding conflicts of laws principles which may require the application of the laws of another jurisdiction.

12.           Audit Rights.  The Seller shall have the right, at all times during the term hereof, to monitor, review and audit at the Seller’s expense the accounts, books, records, documents and procedures relating to the Buyer’s performance under this Agreement and use of the Licenses.

13.           No Third Party Rights.  This Agreement is not intended and shall not be construed to create any rights in any parties other than the Seller and the Buyer and no other person shall assert any rights as a third party beneficiary hereunder.

14.           Waivers.  Any waiver of rights hereunder must be set forth in writing.  A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a party’s rights at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

15.           Independent Contractor.  By executing this Agreement, the parties intend to create an independent contractor relationship, and nothing contained in this Agreement shall be construed to make either the Seller or the Buyer a partner, joint venturer, principal, agent or employee of the other, and neither party shall have any right, power or authority, express or implied, to bind the other.  Notwithstanding the foregoing, this Agreement does not amend or affect the terms of any other agreements among the parties that may expressly create any of the foregoing relationships.

16.           Severability; Partial Invalidity.  If any provision of this Agreement or portion thereof is held to be unenforceable or invalid by any court of competent jurisdiction, such provision or portion thereof shall be deemed amended to conform to applicable law so as to be valid and enforceable, or if the provision or portion thereof cannot be so amended without materially altering the parties’ intent, the provision or portion thereof shall be stricken, and the validity and enforceability of the remainder of this Agreement shall not be affected thereby.

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17.           Notices.  All notices permitted or required hereunder shall be given in the manner specified in the Purchase Agreement.

[Signature Pages Follow]

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SIGNATURE PAGE TO TRANSITION AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed by the parties effective the date first above written.

PENDERGRAFT DRUGS, INC.,
an Oklahoma corporation

By	/S/GARY NICHOLS
Gary Nichols, President

/S/GARY NICHOLS
GARY NICHOLS, individually

(together, the “Seller”)

SIGNATURE PAGE TO TRANSITION AGREEMENT

IN WITNESS WHEREOF, this Agreement has been executed by the parties effective the date first above written.

APOTHECARYRX, LLC,
an Oklahoma limited liability company

By	/S/LEWIS P. ZEIDNER
Lewis P. Zeidner, President

(the “Buyer”)

EXHIBIT “A”

LIMITED POWER OF ATTORNEY

This LIMITED POWER OF ATTORNEY (the “Power”) is made effective the        day of                       , 2008, among PENDERGRAFT DRUGS, INC., an Oklahoma corporation (the “Company”), GARY NICHOLS, an individual (“Nichols” and together with the Company, the “Principal”), and APOTHECARYRX, LLC, an Oklahoma limited liability company (the “Agent”).

WHEREAS, pursuant to the Pharmacy Purchase Agreement dated effective March     , 2008, (the “Purchase Agreement”) between the Principal and the Agent, the Agent purchased the Principal’s pharmacy business known as “Professional Discount Pharmacy” located at 1900 N. Classen Blvd., Oklahoma City, OK 73106 (the “Business”) effective on the date hereof; and

WHEREAS, pursuant to the Transition Agreement between the Principal and the Agent of even date herewith (the “Transition Agreement”), the Principal agreed to allow the Agent to use the Principal’s permits, licenses, registrations and certifications described at Exhibit “A” attached as a part hereof (the “Licenses”) in the operation of the Business.

NOW THEREFORE, the Principal hereby nominates, constitutes and appoints the Agent as the Principal’s attorney-in-fact to take any and all actions in the Principal’s name, place and stead, to the extent permitted by law, to use the Licenses in connection with the operation of the Business as follows:

1.             Power.  The Principal hereby irrevocably gives and grants to the Agent the full power and authority to use the Licenses and to perform any actions necessary for the operation of the Business.  This Limited Power of Attorney is a present appointment of the Agent, effective immediately.

2.             Acceptance.  The Agent hereby accepts the Principal’s appointment as the Principal’s attorney-in-fact and agrees to be bound by the terms and provisions of this Agreement.

3.             Termination.  This Agreement is intended to grant the Agent a power of attorney which will be irrevocable and binding on the Principal until terminated in accordance with paragraph 3 of the Transition Agreement.  The Agent hereby agrees to execute and deliver, on reasonable request by the Principal, any documents necessary or helpful in terminating the Agent’s appointment as the Principal’s attorney-in-fact.

[Signature Pages Follow]